                                                                     Exhibit (g)

                  MANAGEMENT AND INVESTMENT ADVISORY AGREEMENT


         AGREEMENT, made as of the 11th day of August, 2000, by and between READINGTON HOLDINGS, INC., a corporation organized under the laws of the State of New Jersey (hereinafter referred to as the "Company"), and FUND ASSET MANAGEMENT, L.P., a Delaware limited partnership (the "Investment Adviser").

                              W I T N E S S E T H:


         WHEREAS, the Company intends to engage in business a an closed-end management investment company and is registered as such under the Investment Company Act of 1940, as amended (the "Investment Company Act"); and

         WHEREAS, the Investment Adviser is engaged principally in rendering management and investment advisory services and is registered as an investment adviser under the Investment Advisers Act of 1940, as amended; and

         WHEREAS, the Company desires to retain the Investment Adviser to render management and investment advisory services to the Company in the manner and on the terms hereinafter set forth; and

         WHEREAS, the Investment Adviser is willing to provide management and investment advisory services to the Company on the terms and conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the promises and the covenants hereinafter contained, the Company and the Investment Adviser hereby agree as follows:

                                   ARTICLE I

                        Duties of the Investment Adviser

         The Company hereby employs the Investment Adviser to act as a manager and investment adviser of the Company and to furnish, or arrange for affiliates to furnish, the management and investment advisory services described below, subject to the policies of, review by and overall control of the Board of Directors of the Company, for the period and on the terms and conditions set forth in this Agreement. The Investment Adviser hereby accepts such employment and agrees during such period, at its own expense, to render, or arrange for the rendering of, such services and to assume the obligations herein set forth for the compensation provided for herein. The Investment Adviser and its affiliates shall for all purposes herein be deemed to be independent contractors and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Company in any way or otherwise be deemed agents of the Company.

         (a) Management Services. The Investment Adviser shall perform (or arrange for the performance by affiliates of) the management and administrative services necessary for the operation of the Company. It is understood that the Investment Adviser or its affiliates may enter into separate agreements with the Company for the provision of management and administrative services necessary for the operation of the Company. The Investment Adviser shall provide the Company with office space, facilities, equipment and necessary personnel and such other services as the Investment Adviser, subject to review by the Board of Directors, shall from time to time determine to be necessary or useful to perform its obligations under this Agreement. The Investment Adviser shall also, on behalf of the Company, conduct relations with custodians, depositories, transfer agents, dividend disbursing agents, other shareholder servicing agents, pricing agents, accountants, attorneys, underwriters, brokers and dealers, corporate fiduciaries, insurers, banks and such other persons in any such other capacity deemed to be necessary or desirable. The Investment Adviser shall generally monitor the Company's compliance with the investment policies and restrictions (the "Investment Policy") set forth in the current registration statement relating to the Company under the Investment Company Act (the "Registration Statement"). For purposes of determining compliance with the Investment Policy, the average credit rating of the assets of the Company shall be determined in accordance with Schedule D. The Investment Adviser shall make reports to the Board of Directors of its performance of its obligations hereunder and furnish advice and recommendations with respect to such other aspects of the business and affairs of the Company as it shall determine to be desirable.

         (b) Investment Advisory Services. The Investment Adviser shall provide (or cause its affiliates to provide) the Company with such investment research, advice and supervision as the latter may from time to time consider necessary for the proper supervision of the assets of the Company, shall furnish continuously an investment program for the Company and shall determine from time to time which securities shall be purchased, sold or exchanged and what portion of the assets of the Company shall be held in the various securities and other financial instruments in which the Company invests and the portion of the assets of the Company that shall be held in cash, subject always to the restrictions set forth in the Amended and Restated Certificate of Incorporation and the By-Laws of the Company, as amended from time to time, the provisions of the Investment Company Act and the statements relating to the Company's investment objectives, investment policies and investment restrictions as the same are set forth in the Registration Statement. The Investment Adviser shall make decisions for the Company as to the manner in which voting rights, rights to consent to corporate action and any other rights pertaining to the Company's portfolio securities shall be exercised. Should the Board of Directors at any time, however, make any definite determination as to investment policy and notify the Investment Adviser thereof in writing, the Investment Adviser shall be bound by such determination for the period, if any, specified in such notice or until similarly notified that such determination has been revoked. The Investment Adviser shall take, on behalf of the Company, all actions which it deems necessary to implement the investment policies determined as provided above and, in particular, to place all orders for the purchase or sale of portfolio securities for the Company's account with brokers or dealers selected by it, and to that end, the Investment Adviser is authorized as the agent of the Company to give instructions to the Custodian of the Company as to deliveries of securities and payments of cash for the account of the Company. In connection with the selection of such brokers or dealers and the placing of such orders with respect to assets of the Company, the Investment Adviser is directed at all times to seek to obtain execution and prices within the policy guidelines determined by the Board of Directors as set forth in the Registration Statement. Subject to this requirement and the provisions of the Investment Company Act, the Securities Exchange Act of 1934, as amended, and other applicable provisions of law, the Investment Adviser may select brokers or dealers with which it or the Company is affiliated.

         (c) Affiliated Sub-Advisers. In carrying out its responsibilities hereunder, the Investment Adviser may employ, retain or otherwise avail itself of the services of other persons or entities including without limitation, affiliates of the Investment Adviser, on such terms as the Investment Adviser shall determine to be necessary, desirable or appropriate. However, if the Investment Adviser chooses to retain or avail itself of the services of another person or entity to manage assets of the Company, such other person or entity must be (i) an affiliate of the Investment Adviser, (ii) retained at the Investment Adviser's own cost and expense, and (iii) retained subject to the requirements of Section 15 of the Investment Company Act. Retention of one or more affiliated sub-advisers, or the employment or retention of other persons or entities to perform services, shall in no way reduce the responsibilities or obligations of the Investment Adviser under this Agreement and the Investment Adviser shall be responsible for all acts and omissions of such affiliated sub-advisers, or other persons or entities, in connection with the performance of the Investment Adviser's duties hereunder.

         (d) Notice Upon Change in Partners of the Investment Adviser. The Investment Adviser is a limited partnership and its limited partner is Merrill Lynch & Co., Inc. and its general partner is Princeton Services, Inc. The Investment Adviser will notify the Company of any change in the membership of the partnership within a reasonable time after such change.

                                   ARTICLE II

                       Allocation of Charges and Expenses

         (a) The Investment Adviser. The Investment Adviser assumes and shall pay, or cause its affiliates to pay, for maintaining the staff and personnel necessary to perform its obligations under this Agreement, and shall at its own expense, provide the office space, facilities, equipment and necessary personnel which it is obligated to provide under Article I. The Investment Adviser shall pay, or cause its affiliates to pay, compensation of all officers of the Company and all Directors of the Company who are affiliated persons of the Investment Adviser or any sub-adviser, or an affiliate of the Investment Adviser or any sub-adviser.

         (b) The Company. The Company assumes and shall pay or cause to be paid all other expenses of the Company including, without limitation: taxes, expenses for legal and auditing services, costs of printing proxies, stock certificates, shareholder reports and Registration Statements, charges of the custodian, any sub-custodian and transfer agent, expenses of portfolio transactions, Securities and Exchange Commission fees, fees and actual out-of-pocket expenses of all Directors of the Company who are not affiliated persons of the Investment Adviser or any sub-adviser, or of an affiliate of the Investment Adviser or any sub-adviser, accounting and pricing costs (including the daily calculation of the net asset value), insurance and interest, brokerage costs, litigation and other extraordinary or non-recurring expenses, and other expenses properly payable by the Company.

                                  ARTICLE III

                     Compensation of the Investment Adviser

         Management and Investment Advisory Fee. For the services rendered, the facilities furnished and expenses assumed by the Investment Adviser, the Company shall pay to the Investment Adviser at the end of each calendar month an investment advisory fee at the annual rate determined pursuant to Exhibit A calculated on the average monthly value of the New Investments (as defined in the Registration Statement) of the Company commencing on the day following effectiveness hereof. The average monthly value of the New Investments shall be calculated in accordance with procedures established by the Board of Directors. In addition, the Company will pay the Investment Adviser at the end of each calendar month a management fee for services described on Exhibit B. Contained on Exhibit B is an estimate of these expenses for the first 12 months of this Agreement. All other management services described in Article I(a) and not listed on Exhibit B will be paid for by the Company to the service provider. A list of these expenses as well as an estimate of these expenses is provided on Exhibit C. If this Agreement becomes effective subsequent to the first day of a month or terminates before the last day of a month, compensation for that part of the month this Agreement is in effect shall be prorated in a manner consistent with the calculation of the fee as set forth above. Subject to the provisions of subsection (b) hereof, payment of the Investment Adviser's compensation for the preceding month shall be made as promptly as possible after completion of the computations contemplated herein. During any period when the determination of average monthly value of the New Investments is suspended by the Board of Directors, the average monthly value of the New Investments as of the last business day prior to such suspension shall for this purpose be deemed to be the average monthly value of the New Investments at the close of each succeeding business day until it is again determined.

                                   ARTICLE IV

                Limitation of Liability of the Investment Adviser

         The Investment Adviser shall not be liable for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in the management of the Company, except for willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties hereunder. As used in this
Article IV, the term "Investment Adviser" shall include any affiliates of the Investment Adviser performing services for the Company contemplated hereby and the partners, directors, officers and employees of the Investment Adviser and such affiliates.

                                   ARTICLE V

                      Activities of the Investment Adviser

         The services of the Investment Adviser to the Company are not to be deemed to be exclusive: the Investment Adviser and any person controlled by or under common control with the Investment Adviser (for purposes of this Article V referred to as "affiliates") are free to render services to others. It is understood that the Board of Directors, officers, employees and shareholders of the Company are or may become interested in the Investment Adviser and its affiliates, as directors, officers, employees, partners, shareholders or otherwise and that directors, officers, employees, partners and shareholders of the Investment Adviser and its affiliates are or may become similarly interested in the Company, and that the Investment Adviser and directors, officers, employees, partners and shareholders of its affiliates may become interested in the Company as shareholders or otherwise.

                                   ARTICLE VI

                   Duration and Termination of this Agreement

         This Agreement shall become effective as of the date first above written and shall remain in force for a period of two years thereafter and thereafter continue from year to year, but only so long as such continuance is specifically approved at least annually by (i) the Board of Directors of the Company, or by the vote of a majority of the outstanding voting securities of the Company, and (ii) a majority of those Directors who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.

         This Agreement may be terminated at any time, without the payment of any penalty, by the Board of Directors or by vote of a majority of the outstanding voting securities of the Company, or by the Investment Adviser, on sixty days' written notice to the other party. This Agreement shall automatically terminate in the event of its assignment.

                                   ARTICLE VII

                          Amendments of this Agreement

         This Agreement may be amended by the parties only if such amendment is specifically approved by the vote of the Directors of the Company, including a majority of those Directors who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval and, when required by the Investment Company Act, by the vote of a majority of the outstanding voting securities of the Company.

                                  ARTICLE VIII

                          Definitions of Certain Terms

         The terms "vote of a majority of the outstanding voting securities," "assignment," "affiliated person" and "interested person", when used in this Agreement, shall have the respective meanings specified in the Investment Company Act and the rules and regulations thereunder, subject, however, to such exemptions as may be granted by the Securities and Exchange Commission under said Act.

                                   ARTICLE IX

                                  Governing Law

         This Agreement shall be governed by and construed in accordance with laws of the State of New York and the applicable provisions of the Investment Company Act. To the extent that the applicable laws of the State of New York, or any of the provisions herein, conflict with the applicable provisions of the Investment Company Act, the latter shall control.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

                                       READINGTON HOLDINGS, INC.


                                       By: /s/ Phillip Gillespie
                                           _____________________________________
                                           Title: Secretary



                                       FUND ASSET MANAGEMENT, L.P.



                                       By:  PRINCETON SERVICES, INC.,
                                            General Partner



                                       By: /s/ Greg Bundy
                                           _____________________________________
                                           Title: Chief Operating Officer

                                    EXHIBIT A

                Schedule of Investment Management Fee Calculation
                -------------------------------------------------


              New Investments*                       Percentage**
              ----------------                       ------------
     $0-$50 Million                                          0.20%
     $50-$100 Million                                        0.15%
     $100-$250 Million                                       0.10%
     > $250 Million                                          0.08%

*  As defined in the Registration Statement
** Annually

                                    EXHIBIT B

                       Management Services and Estimate of
                       -----------------------------------
            First Year Management Fee Paid to the Investment Advisor
            --------------------------------------------------------



            Services                     Estimated First Year Fee
            --------                     ------------------------
     Accounting Fees                                      $25,000
     Registration Fees                                       $800
     Transfer Agent Fees                                  $11,500
     Pricing Fees                                          $1,950
                      TOTAL:                              $39,250

                                    EXHIBIT C

       Other Management Services Provided by Third Party Service Providers
       -------------------------------------------------------------------
      And Estimate of First Year Fees Paid to Third Party Service Providers
      ---------------------------------------------------------------------


           Services                      Estimated First Year Fee
           --------                      ------------------------
     Audit Fees                                           $24,000
     Legal Fees                                            $1,500
     Custodian Fees                                        $2,145
                 TOTAL:                                   $27,645

                                   SCHEDULE D
                     Calculation of Average Credit Rating

          ML COMPOSITE               MOODY                  S&P                      COMPOSITE RTG
              936                     GVT                   GVT                           TSY
              912                     AGN                   AGN                          AGCY
              864                     Aaa                   AAA                           AAA
              840                                                                        AAA-
              816                     Aa1                   AA+                           AA1
              792                     Aa2                    AA                           AA2
              792                      P1                   A1+
              768                     Aa3                   AA-                           AA3
              744                      A1                    A+                           A1
              732                                            A1
              720                      A2                    A                            A2
              696                      A3                    A-                           A3
              684                      P2                    A2
              672                     Baa1                  BBB+                         BBB1
              648                     Baa2                  BBB                          BBB2
              636                                            A3
              624                     Baa3                  BBB-                         BBB3
              624                      P3
              600                     Ba1                   BB+                           BB1
              576                     Ba2                    BB                           BB2
              552                     Ba3                   BB-                           BB3
              540                                            B
              528                      B1                    B+                           B1
              504                      B2                    B                            B2
              480                      B3                    B-                           B3
              456                                                                        CCC1
              432                     Caa                   CCC                          CCC2
              408                                                                        CCC3
              408                                            C
              384                                                                         CC1
              360                      Ca                    CC                           CC2
              336                                                                         CC3
              312                                                                         C1
              288                      C                     C                            C2
              264                                                                         C3
              240                                                                        DDD1
              216                                                                        DDD2
              192                                                                        DDD3
              168                                                                         DD1
              168                                            D
              144                                                                         DD2
              120                                                                         DD3
               96                                                                         D1
               72                                                                         D2
               45                                                                         D3